Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2019 SECOND QUARTER AND FIRST HALF FINANCIAL RESULTS

Virginia Beach, VA – August 5, 2019 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) today reported operating and financial results for the three and six months ended June 30, 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net loss per common share	$(1.10)	$(0.51)	$(1.42)	$(1.08)
FFO per common share and common unit	(0.39)	0.20	(0.28)	0.36
AFFO per common share and common unit	0.16	0.25	0.27	0.46

2019 SECOND QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•	On April 25, 2019, the Company entered into a First Amendment to its Amended and Restated Credit Agreement with KeyBank (the "First Amendment"), which included:

◦	a $1.0 million principal payment on the KeyBank Line of Credit and monthly principal payments of $250 thousand which began on May 1, 2019;

◦	the over-advance being waived and replaced the borrowing base availability with an interest coverage ratio; and

◦
a reduction of the line to $27.0 million by July 31, 2019, $7.5 million by September 30, 2019 with an interest rate increase to Libor plus 350 basis points on August 31, 2019 if the outstanding balance is not below $11.0 million.

As of August 5, 2019, $26.2 million remains on the KeyBank Line of Credit as a result of the $2.0 million in principal payments confirmed in the First Amendment and the refinancing of the Village of Martinsville and Laburnum Square collateralized portion further reducing the balance by $23.0 million.

•	Paid the Bulldog Senior Convertible notes in full through scheduled principal and interest payments.

•
A new grocer tenant, ALDI, began construction of an approximate 20,000 square foot building, which included demolishing an existing approximate 10,000 square foot outparcel building at JANAF Shopping Center. As a result, the Company incurred a $331 thousand write-off.

•
The 1,986,600 publicly traded warrants (CUSIP No.: 963025119) (NASQAQ: WHLRW) exchangeable into 248,325 shares of our common stock, $0.01 par value per share ("Common Stock") expired on April 29, 2019.

•
Recognized a $5.0 million impairment charge on notes receivable bringing the carrying value to zero with pending legal proceedings providing additional uncertainty relating to the estimated fair market value of the Sea Turtle Development ("Sea Turtle"). The $12.0 million in notes receivable are subordinated to the construction loans made by the Bank of Arkansas (“BOKF”), totaling $20.00 million.

◦
In April 2019, BOKF filed a Verified Complaint in state court in Beauford County, South Carolina for Sea Turtle’s default on payment of the BOKF construction loans, and for the appointment of a receiver, injunctive relief and accounting records.

◦
On May 7, 2019, Sea Turtle filed a Chapter 11 Voluntary Petition for Bankruptcy in the United States Bankruptcy Court for the District of South Carolina in Charleston. The bankruptcy petition automatically stayed BOKF’s suit. The pleadings in the state court action and the bankruptcy action state that Sea Turtle has been in default on its payments to BOKF since September 2018. The pleadings further state that the project is $8.00 million over budget as of August 8, 2018. Sea Turtle has retained a broker to try and sell the property. There is a possibility that a judicially approved sale of the property will not bring a price that exceeds what is owed to BOKF on its construction loans. If a sale is not approved through the bankruptcy court in 2019, it is expected that the bankruptcy petition will be dismissed and BOKF will resume its suit in South Carolina state court, possibly leading to a foreclosure on the property.

•	Recognized a $1.1 million impairment charge on an asset held for sale, Perimeter Square.

•	Net loss attributable to WHLR's Common Stock shareholders of $10.7 million, or ($1.10) per share.

•
Total revenue from continuing operations decreased by 8.32% or $1.4 million primarily due to the 2018 early termination fees of $980 thousand associated with the Berkley Center Shopping Center as well as the revenue declines from the impact of selling Graystone Crossing, Jenks Plaza, Shoppes at Eagle Harbor and the Monarch Bank building, approximately $356 thousand.

•
Property Net Operating Income ("NOI") from operations decreased by 11.52% to approximately $10.9 million primarily due to the 2018 early termination fees of $980 thousand associated with the Berkley Center Shopping Center as well as the NOI declines from the impact of selling Graystone Crossing, Jenks Plaza, Shoppes at Eagle Harbor and the Monarch Bank building, approximately $270 thousand.

•	Adjusted Funds from Operations ("AFFO") of $0.16 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

2019 YEAR-TO-DATE HIGHLIGHTS

•	Sold two properties and an undeveloped land parcel for $8.8 million, resulting in a total gain of $1.8 million and net proceeds of $3.6 million.

•	Paid the Revere Term Loan in full with proceeds from the following sources:

◦	$323 thousand with proceeds from the sale of Jenks Plaza;

◦	$30 thousand in conjunction with the sale of a 1.28-acre parcel at Harbor Pointe;

◦	$300 thousand in monthly scheduled principal payments and the remaining $406 thousand balance and $20 thousand Exit Fee from operating cash flows.

•
As of August 5, 2019, paid down the KeyBank Line of Credit to $26.2 million with proceeds from the following sources: $23.0 million Village of Martinsville and Laburnum Square refinances, $1.9 million in specific principal payments and $1.0 million in monthly scheduled principal payments.

•	Net loss attributable to WHLR's Common Stock shareholders of $13.7 million, or ($1.42) per share.

•
Total revenue from continuing operations decreased by 5.14% or $1.7 million primarily due to the 2018 early termination fees of $1.3 million associated with Berkley Center Shopping Center and Southeastern Grocers ("SEG") recaptures as well as the revenue declines from the impact of selling Graystone Crossing, Jenks Plaza, Shoppes at Eagle Harbor and the Monarch Bank building in approximate amount of $550 thousand partially offset by 10.15% increase in property revenues at JANAF.

•
Property NOI from operations decreased by 7.37% to approximately $22.1 million primarily due to the 2018 early termination fees of $1.3 million associated with Berkley Center Shopping Center and SEG recaptures as well as the NOI declines from the impact of selling Graystone Crossing, Jenks Plaza, Shoppes at Eagle Harbor and the Monarch Bank building in the approximate amount of $401 thousand.

•	AFFO of $0.27 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.

SUBSEQUENT EVENTS

•	On July 12, 2019, the Company completed the sale of Perimeter Square for a contract price of $7.2 million, and subsequently extinguished the associated $6.5 million loans on the property.

•
On August 1, 2019, the Company refinanced the Laburnum Square collateralized portion of the KeyBank Line of Credit reducing the line as required by the First Amendment. The executed promissory note for the Laburnum Square refinance is $7.7 million at a rate of 4.28%.

BALANCE SHEET

•	Cash and cash equivalents totaled $3.9 million at June 30, 2019, compared to $3.5 million at December 31, 2018.

•
Total debt was $357.5 million at June 30, 2019 (including debt associated with assets held for sale), compared to $369.6 million at December 31, 2018. The decrease of $12.1 million in debt is primarily a result of:

◦	$1.1 million Revere Term Loan pay-off;

◦	$5.8 million in payoffs as a result of asset sales;

◦	$2.4 million of additional principal pay-downs on the KeyBank Line of Credit; and

◦	regularly scheduled principal payments.

•
WHLR's weighted-average interest rate was 4.77% with a term of 4.32 years at June 30, 2019 (including debt associated with assets held for sale). This compares to an interest rate of 4.84% with a term of 4.31 years at December 31, 2018.

•	The fixed interest rates on the refinances of Village of Martinsville and Laburnum Square are approximately 62 basis points below the interest rate at June 30, 2019 on the KeyBank Line of Credit.

•	Net investment properties as of June 30, 2019 totaled at $429.1 million (including assets held for sale), compared to $441.4 million as of December 31, 2018.

DIVIDENDS

•
At June 30, 2019, the Company had accumulated undeclared dividends of approximately $10.0 million to holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock of which $3.5 million and $7.0 million are attributable to the three and six months ended June 30, 2019, respectively.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 89.3% leased as of June 30, 2019.

•	Q2-2019 Leasing Activity

◦	Executed 34 lease renewals totaling 98,796 square feet at a weighted-average increase of $0.49 per square foot, representing an increase of 3.50% over prior rates.

◦	Signed 11 new leases totaling approximately 16,018 square feet with a weighted-average rate of $14.89 per square foot.

•	YTD 2019 Leasing Activity

◦	Executed 62 lease renewals totaling 219,710 square feet at a weighted-average increase of $0.25 per square foot, representing an increase of 2.29% over prior rates.

◦	Signed 19 new leases totaling approximately 47,218 square feet with a weighted-average rate of $13.49 per square foot.

•
The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next six months, including month-to month leases increased to approximately 4.17% at June 30, 2019, compared to 2.50% at June 30, 2018. At June 30, 2019, 39.81% of this expiring GLA is subject to renewal options.

SAME STORE RESULTS

•
Excluding 2018 early termination fees and NOI associated with sold properties of Graystone Crossing, Jenks Plaza, Shoppes at Eagle Harbor and the Monarch Bank property, same-store NOI for the three months ended June 30, 2019 compared to June 30, 2018, declined by 1.44% and increased by 4.08% on a cash basis. The same-store pool for the three months ended June 30, 2019, was comprised of 4.9 million square feet that the Company owned as of January 1, 2018. Same-store results were driven by a 0.45% decrease in property revenues, primarily a result of rent modifications to certain 2018 SEG leases, reduced rent at the three SEG recaptured and backfilled locations and incremental vacancies. Same Store property expenses increased 1.93%.

•
Excluding 2018 early termination fees and NOI associated with sold properties of Graystone Crossing, Jenks Plaza, Shoppes at Eagle Harbor and the Monarch Bank property, same-store NOI for the six months ended June 30, 2019 compared to June 30, 2018, declined by 1.98% and 0.04% on a cash basis. The same-store pool for the six months ended June 30, 2019, was comprised of 4.9 million square feet that the Company owned as of January 1, 2018. Same-store results were driven by a 1.02% decrease in property revenues, primarily a result of rent modifications to certain 2018 SEG leases, reduced rent at the three SEG recaptured and backfilled locations and incremental vacancies. Same Store property expenses increased 1.31%.

ACQUISITIONS

•
In April 2019, the Company absorbed an approximately 25,000 square foot outparcel at JANAF as a result of an unlawful detainer with a delinquent tenant, Mariner Investments, LTD. The Company inadvertently disclosed the former tenant as Mariner Finance, LLC in the Form 10-Q for the three months ended March 31, 2019 in error.

DISPOSITIONS

•	Sold Jenks Plaza for a contract price of $2.2 million, generating a gain of $387 thousand and net proceeds of $1.8 million.

•
Sold a 1.28-acre portion of an undeveloped land parcel at Harbor Pointe for a contract price of $550 thousand resulting in net proceeds of $19 thousand, paying off associated debt and retaining an approximately 4-acre unleveraged parcel.

•	Sold Graystone Crossing for a contract price of $6.0 million, generating a gain of $1.5 million and net proceeds of $1.7 million.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended June 30, 2019, including a supplemental presentation, are available at https://ir.whlr.us/.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s condensed consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding future generation of financial returns from its portfolio are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
(757) 627-9088 / mjensen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE:
Rental revenues	$15,391	$15,711	$31,161	$31,532
Asset management fees	13	47	26	172
Commissions	5	36	47	50
Other revenues	123	1,147	293	1,480
Total Revenue	15,532	16,941	31,527	33,234
OPERATING EXPENSES:
Property operations	4,595	4,518	9,321	9,117
Non-REIT management and leasing services	1	—	24	36
Depreciation and amortization	5,287	7,422	11,103	14,898
Impairment of notes receivable	5,000	—	5,000	—
Impairment of assets held for sale	1,147	—	1,147	—
Corporate general & administrative	1,380	2,268	3,194	4,776
Total Operating Expenses	17,410	14,208	29,789	28,827
(Loss) gain on disposal of properties	(331)	—	1,508	1,055
Operating (Loss) Income	(2,209)	2,733	3,246	5,462
Interest income	—	1	1	2
Interest expense	(4,947)	(5,180)	(9,740)	(9,757)
Net Loss from Continuing Operations Before Income Taxes	(7,156)	(2,446)	(6,493)	(4,293)
Income tax expense	(7)	(17)	(15)	(42)
Net Loss from Continuing Operations	(7,163)	(2,463)	(6,508)	(4,335)
Income from Discontinued Operations	—	903	—	903
Net Loss	(7,163)	(1,560)	(6,508)	(3,432)
Less: Net loss attributable to noncontrolling interests	(112)	(35)	(99)	(82)
Net Loss Attributable to Wheeler REIT	(7,051)	(1,525)	(6,409)	(3,350)
Preferred Stock dividends - declared	—	(3,206)	—	(6,413)
Preferred Stock dividends - undeclared	(3,658)	—	(7,315)	—
Net Loss Attributable to Wheeler REIT Common Shareholders	$(10,709)	$(4,731)	$(13,724)	$(9,763)

Loss per share from continuing operations (basic and diluted)	$(1.10)	$(0.61)	$(1.42)	$(1.18)
Income per share from discontinued operations	—	0.10	—	0.10
	$(1.10)	$(0.51)	$(1.42)	$(1.08)

Weighted-average number of shares:
Basic and Diluted	9,693,271	9,246,683	9,650,000	9,074,506

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS:
Investment properties, net	$422,506	$436,006
Cash and cash equivalents	3,934	3,544
Restricted cash	16,426	14,455
Rents and other tenant receivables, net	5,546	5,539
Notes receivable, net	—	5,000
Assets held for sale	6,799	6,118
Above market lease intangibles, net	6,136	7,346
Operating lease right-of-use assets	11,762	—
Deferred costs and other assets, net	25,681	30,073
Total Assets	$498,790	$508,081
LIABILITIES:
Loans payable, net	$346,558	$360,190
Liabilities associated with assets held for sale	6,850	4,520
Below market lease intangibles, net	8,576	10,045
Operating lease liabilities	11,937	—
Accounts payable, accrued expenses and other liabilities	10,001	12,116
Total Liabilities	383,922	386,871
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 shares issued and outstanding; $96.82 million and $91.98 million aggregate liquidation preference, respectively)	82,090	76,955

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,044	41,000
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,693,271 and 9,511,464 shares issued and outstanding, respectively)	97	95
Additional paid-in capital	233,861	233,697
Accumulated deficit	(244,772)	(233,184)
Total Shareholders’ Equity	30,683	42,061
Noncontrolling interests	2,095	2,194
Total Equity	32,778	44,255
Total Liabilities and Equity	$498,790	$508,081

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended June 30,
	Same Store		New Store		Total		Period Over Period Changes
	2019	2018	2019	2018	2019	2018	$	%

Net Loss	$(7,146)	$(1,486)	$(17)	$(74)	$(7,163)	$(1,560)	$(5,603)	(359.17)%
Depreciation and amortization of real estate assets	4,324	6,104	963	1,318	5,287	7,422	(2,135)	(28.77)%
Loss on disposal of properties	—	—	331	—	331	—	331	100.00%
Impairment of assets held for sale	1,147	—	—	—	1,147	—	1,147	100.00%
Gain on disposal of properties-discontinued operations	—	(903)	—	—	—	(903)	903	100.00%
FFO	$(1,675)	$3,715	$1,277	$1,244	$(398)	$4,959	$(5,357)	(108.03)%

	Six Months Ended June 30,
	Same Store		New Store		Total		Period Over Period Changes
	2019	2018	2019	2018	2019	2018	$	%

Net (Loss) Income	$(6,513)	$(3,418)	$5	$(14)	$(6,508)	$(3,432)	$(3,076)	(89.63)%
Depreciation and amortization of real estate assets	9,067	12,599	2,036	2,299	11,103	14,898	(3,795)	(25.47)%
(Gain) Loss on disposal of properties	(1,839)	(1,055)	331	—	(1,508)	(1,055)	(453)	(42.94)%
Impairment of assets held for sale	1,147	—	—	—	1,147	—	1,147	100.00%
Gain on disposal of properties-discontinued operations	—	(903)	—	—	—	(903)	903	100.00%
FFO	$1,862	$7,223	$2,372	$2,285	$4,234	$9,508	$(5,274)	(55.47)%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Loss	$(7,163)	$(1,560)	$(6,508)	$(3,432)
Depreciation and amortization of real estate assets	5,287	7,422	11,103	14,898
Loss (Gain) on disposal of properties	331	—	(1,508)	(1,055)
Impairment of assets held for sale	1,147	—	1,147	—
Gain on disposal of properties-discontinued operations	—	(903)	—	(903)
FFO	(398)	4,959	4,234	9,508
Preferred stock dividends-declared	—	(3,206)	—	(6,413)
Preferred stock dividends-undeclared	(3,658)	—	(7,315)	—
Preferred stock accretion adjustments	171	170	341	340
FFO available to common shareholders and common unitholders	(3,885)	1,923	(2,740)	3,435
Impairment of notes receivable	5,000	—	5,000	—
Acquisition and development costs	20	257	24	264
Capital related costs	62	245	136	298
Other non-recurring and non-cash expenses (1)	2	—	26	103
Share-based compensation	82	67	172	486
Straight-line rental revenue, net straight-line expense	240	(394)	85	(589)
Loan cost amortization	535	678	927	1,057
(Below) above market lease amortization	(194)	(86)	(420)	(108)
Recurring capital expenditures and tenant improvement reserves	(286)	(284)	(570)	(574)
AFFO	$1,576	$2,406	$2,640	$4,372

Weighted Average Common Shares	9,693,271	9,246,683	9,650,000	9,074,506
Weighted Average Common Units	235,032	377,491	235,032	502,555
Total Common Shares and Units	9,928,303	9,624,174	9,885,032	9,577,061
FFO per Common Share and Common Units	$(0.39)	$0.20	$(0.28)	$0.36
AFFO per Common Share and Common Units	$0.16	$0.25	$0.27	$0.46

(1)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the periods ended June 30, 2019.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended June 30,
	Same Store		New Store		Total
	2019	2018	2019	2018	2019	2018

Net Loss	$(7,146)	$(1,486)	$(17)	$(74)	$(7,163)	$(1,560)
Adjustments:
Income from Discontinued Operations	—	(903)	—	—	—	(903)
Income tax expense	7	17	—	—	7	17
Interest expense	4,218	4,432	729	748	4,947	5,180
Interest income	—	(1)	—	—	—	(1)
Loss on disposal of properties	—	—	331	—	331	—
Corporate general & administrative	1,361	2,223	19	45	1,380	2,268
Impairment of assets held for sale	1,147	—	—	—	1,147	—
Impairment of notes receivable	5,000	—	—	—	5,000	—
Depreciation and amortization	4,324	6,104	963	1,318	5,287	7,422
Non-REIT management and leasing services	1	—	—	—	1	—
Asset management and commission revenues	(18)	(83)	—	—	(18)	(83)
Property Net Operating Income	$8,894	$10,303	$2,025	$2,037	$10,919	$12,340

Property revenues	$12,674	$14,094	$2,840	$2,764	$15,514	$16,858
Property expenses	3,780	3,791	815	727	4,595	4,518
Property Net Operating Income	$8,894	$10,303	$2,025	$2,037	$10,919	$12,340

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income (Continued)
(unaudited, in thousands)

	Six Months Ended June 30,
	Same Store		New Store		Total
	2019	2018	2019	2018	2019	2018

Net (Loss) Income	$(6,513)	$(3,418)	$5	$(14)	$(6,508)	$(3,432)
Adjustments:
Income from Discontinued Operations	—	(903)	—	—	—	(903)
Income tax expense	15	42	—	—	15	42
Interest expense	8,286	8,406	1,454	1,351	9,740	9,757
Interest income	(1)	(2)	—	—	(1)	(2)
(Gain) Loss on disposal of properties	(1,839)	(1,055)	331	—	(1,508)	(1,055)
Corporate general & administrative	3,072	4,722	122	54	3,194	4,776
Impairment of assets held for sale	1,147	—	—	—	1,147	—
Impairment of notes receivable	5,000	—	—	—	5,000	—
Depreciation and amortization	9,067	12,599	2,036	2,299	11,103	14,898
Non-REIT management and leasing services	24	36	—	—	24	36
Asset management and commission revenues	(73)	(222)	—	—	(73)	(222)
Property Net Operating Income	$18,185	$20,205	$3,948	$3,690	$22,133	$23,895

Property revenues	$25,896	$27,966	$5,558	$5,046	$31,454	$33,012
Property expenses	7,711	7,761	1,610	1,356	9,321	9,117
Property Net Operating Income	$18,185	$20,205	$3,948	$3,690	$22,133	$23,895

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
Net Loss		$(7,163)	$(1,560)	$(6,508)	$(3,432)
Add back:	Depreciation and amortization (1)	5,093	7,336	10,683	14,790
	Interest Expense (2)	4,947	5,180	9,740	9,757
	Income tax expense	7	17	15	42
EBITDA		2,884	10,973	13,930	21,157
Adjustments for items affecting comparability:
	Acquisition and development costs	20	257	24	264
	Capital related costs	62	245	136	298
	Other non-recurring and non-cash expenses (3)	2	—	26	103
	Impairment of notes receivable	5,000	—	5,000	—
	Impairment of assets held for sale	1,147	—	1,147	—
	Loss (Gain) on disposal of properties	331	—	(1,508)	(1,055)
	Gain on disposal of properties - discontinued operations	—	(903)	—	(903)
Adjusted EBITDA		$9,446	$10,572	$18,755	$19,864

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2019.